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                                                                      EXHIBIT 11

                           BTG, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        THREE MONTHS ENDED                        SIX MONTHS ENDED
                                                          SEPTEMBER 30,                             SEPTEMBER 30,
                                                 ------------------------------------------------------------------------
                                                      1999              1998                   1999              1998
                                                 -------------      ------------           ------------      ------------

Income from continuing operations                $       1,181      $        145           $      2,146      $        282
                                                 =============      ============           ============      ============



Weighted average common stock shares
   outstanding during the period (used in
   the calculation of basic per share results)           8,836             8,803                  8,839             8,741

Dilutive effect of common stock options and
   common stock purchase warrants                          226                16                    127                49
                                                 -------------      ------------           ------------      ------------

Weighted average common stock and potentially
   dilutive securities outstanding during the
   period (used in the calculation of diluted
   per share results)                                    9,062             8,819                  8,966             8,790
                                                 =============      ============           ============      ============





Basic earnings per share                         $        0.13      $       0.02           $       0.24      $       0.03
                                                 =============      ============           ============      ============

Diluted earnings per share                       $        0.13      $       0.02           $       0.24      $       0.03
                                                 =============      ============           ============      ============
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